Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The combined company after the Business Combination is referred to as the “Combined Company.” The following unaudited pro forma condensed combined balance sheet of the Combined Company as of June 30, 2021 and the unaudited pro forma condensed combined statements of operations of the Combined Company for the six months ended June 30, 2021 and for the year ended December 31, 2020 present the combination of the financial information of Locust Walk Acquisition Corp. (“LWAC”) and eFFECTOR Therapeutics, Inc. (“eFFECTOR”) after giving effect to the Business Combination, PIPE investment and related adjustments described in the accompanying notes. In connection with the closing of the Business Combination the registrant changed its name from Locust Walk Acquisition Corp. to eFFECTOR Therapeutics, Inc.

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 give pro forma effect to the Business Combination as if it had occurred on January 1, 2020. The unaudited pro forma condensed combined balance sheet as of June 30, 2021 gives pro forma effect to the Business Combination as if it was completed on June 30, 2021.

The unaudited pro forma condensed combined financial information is based on and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial information;

•

the historical unaudited financial statements of LWAC as of and for the six months ended June 30, 2021, as filed in the Form 10-Q on August 12, 2021, and the historical financial statements of LWAC as of December 31, 2020, and for the period from October 2, 2020 (date of inception) through December 31, 2020, and the related notes, as filed in the Form 10-K on March 29, 2021;

•

the historical unaudited financial statements of eFFECTOR as of and for the six months ended June 30, 2021, included elsewhere in this current report on Form 8-K, and the historical financial statements of eFFECTOR as of and for the year ended December 31, 2020, and the related notes, as filed in the Amendment No. 2 to Form S-4 on August 5, 2021; and

•

other information relating to LWAC and eFFECTOR included in this current report on Form 8-K including disclosures contained in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of eFFECTOR”, as filed in the Amendment No. 2 to Form S-4 on August 5, 2021.

The pro forma financial information has been prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures about Acquired and Disposed Businesses, as adopted by the SEC in May 2020 (“Article 11”). The amended Article 11 became effective on January 1, 2021. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma transaction accounting adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

On August 25, 2021, Merger Sub, a wholly owned subsidiary of LWAC, merged with and into eFFECTOR, with eFFECTOR surviving the Business Combination as a wholly owned subsidiary of LWAC. After giving effect to the Business Combination, the Combined Company directly owns all of the issued and outstanding equity interests of eFFECTOR, and the pre-Business Combination stockholders of eFFECTOR hold a portion of the Combined Company common stock.

The following pro forma combined financial statements presented herein reflect the redemption of 16,978,642 shares of Class A Common Stock by LWAC’s shareholders in conjunction with the shareholder vote on the Business Combination contemplated by the Merger Agreement at a meeting held on August 24, 2021.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL POSITION

As of June 30, 2021

(in thousands, except for share and par value amounts)

	Locust Walk Acquisition Corp.	eFFECTOR Therapeutics, Inc.	Transaction Accounting Adjustments	Note 3		Pro Forma Condensed Combined
ASSETS
Current assets
Cash	1,204	—	175,008	a	)	63,884
			(169,786)	f	)
			(13,164)	b, c	)
			60,700	i	)
			(958)	j	)
			10,880	k	)
Cash and cash equivalents	—	10,880	(10,880)	k	)	—
Due from sponsor	—	—	—			—
Prepaid expenses	229	—	1,154	k	)	1,383
Prepaid expenses and other current assets	—	1,154	(1,154)	k	)	—

Total current assets	1,433	12,034	51,800			65,267

Marketable securities held in trust account	175,008	—	(175,008)	a	)	—
ROU asset	—	47	—			47
Property and equipment, net	—	21	—			21
Other assets	—	2,179	(2,179)	c	)	—

TOTAL ASSETS	176,441	14,281	(125,387)			65,335

	Locust Walk Acquisition Corp.	eFFECTOR Therapeutics, Inc.	Transaction Accounting Adjustments	Note 3		Pro Forma Condensed Combined

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	—	1,907	(1,442)	c	)	465
Accrued expenses	2,105	2,657	(2,629)	c	)	2,133
Warrant liabilities	—	780	(780)	l	)	—
Lease liability, current portion	—	55	—			55

Total current liabilities	2,105	5,399	(4,851)			2,653
Deferred underwriting commissions payable	6,565	—	(6,565)	b	)	—
Non-current term loans, net	—	18,568	—			18,568
Accrued final payment on term loans	—	1,100	—			1,100
Earnout share liability	—	—	19,075	n	)	19,075
Warrant liabilities	6,140	—	(5,833)	m	)	307

TOTAL LIABILITIES	14,810	25,067	1,826			41,703

Commitment and contingencies
Class A Common stock subject to redemption	156,631	—	(156,631)	e	)	—
Series A convertible preferred stock	—	46,567	(46,567)	g	)
Series B convertible preferred stock	—	51,084	(51,084)	g	)
Series C convertible preferred stock	—	35,573	(35,573)	g	)

STOCKHOLDERS’ EQUITY
Class A common stock	—	—	—	d	)	4
			2	e	)
			(2)	f	)
			3	h	)
			1	i	)
			—	l	)
			—	p	)
Class B common stock	—	—	—	d	)	—
Common stock	—	2	(31)	h	)	—
			29	g	)

	Locust Walk Acquisition Corp.	eFFECTOR Therapeutics, Inc.	Transaction Accounting Adjustments	Note 3		Pro Forma Condensed Combined

Additional paid-in-capital	9,658	4,817	(3,560)	b,c	)	175,346
			156,629	e	)
			(169,785)	f	)
			(4,631)	h	)
			133,195	g	)
			60,699	i	)
			780	l	)
			5,833	m	)
			(19,075)	n	)
			786	o	)
			—	p	)

Accumulated deficit	(4,658)	(148,829)	(1,146)	c	)	(151,718)
			4,658	h	)
			(957)	j	)
			(786)	o	)

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	5,000	(144,010)	162,642			23,632

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)	176,441	14,281	(125,387)			65,335

See accompanying notes

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF LOSS AND COMPREHENSIVE LOSS

For the period ended December 31, 2020

(in thousands, except share and per share amounts)

	Locust Walk Acquisition Corp. Period from October 2, 2020 (Inception) to December 31, 2020	eFFECTOR Therapeutics, Inc. for the year ended December 31, 2020	Transaction Accounting Adjustments	Note 3		Pro Forma Condensed Combined
Collaboration Revenue		42,000				42,000
Operating expenses
Research and development	—	21,832	1,005	ee	)	23,795
			958	ff	)
Formation and operating costs	2	—	(2)	dd	)	—
General and administrative	—	4,349	1,146	cc	)	6,967
			2	dd	)
			1,470	ee	)

Total operating expenses	2	26,181	4,579			30,762
Operating income (loss)	(2)	15,819	(4,579)			11,238

Other income (expenses)
Interest earned on marketable securities held in trust account	—	—	—			—
Interest Income	—	67	—			67
Interest expense	—	(1,333)	—			(1,333)
Other income	—	9	(9)	bb	)	—

Net income (loss) before income taxes	(2)	14,562	(4,588)			9,972
Provision for income taxes	—	351				351

Net income (loss)	(2)	14,211	(4,588)			9,621

Net income (loss) per share—basic	$(0.00)	$0.01				$0.25

Net income (loss) per share—diluted	$(0.00)	$0.01				$0.23

Weighted average shares outstanding, basic	3,961,250	14,606,544		gg	)	38,645,589

Weighted average shares outstanding, diluted	3,961,250	27,491,396		gg	)	41,593,786

See accompanying notes

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF LOSS AND COMPREHENSIVE LOSS

For the six months ended June 30, 2021

(in thousands, except share and per share amounts)

	Locust Walk Acquisition Corp. for the six months ended June 30, 2021	eFFECTOR Therapeutics, Inc. for the six months ended June 30, 2021	Transaction Accounting Adjustments	Note 3		Pro Forma Condensed Combined
Grant revenue		692				692
Operating expenses
Research and development	—	8,540	—			8,540
Formation and operating costs	2,613	—	(2,613)	dd	)	—
General and administrative	—	2,933	2,613	dd	)	5,546

Total operating expenses	2,613	11,473	—			14,086
Operating loss	(2,613)	(10,781)	—			(13,394)

Other income (expenses)

Interest earned on marketable securities held in trust account	8	—	(8)	aa	)	—
Change in fair value of warrant liability	(1,809)	—	1,633	bb	)	(176)
Transaction costs incurred in connection with warrant liabilities	(242)	—	—			(242)
Interest income	—	2	—			2
Interest expense	—	(786)	—			(786)
Other expense	—	(73)	73	bb	)	—
Loss on extinguishment of debt	—	(492)	—			(492)

Net loss	(4,656)	(12,130)	1,698			(15,088)

Net loss per share - basic and diluted	$(0.93)	$(0.81)				$(0.38)

Weighted average shares outstanding, basic and diluted	4,989,703	14,990,514		gg	)	40,232,480

See accompanying notes

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 — Description of the Business Combination

On August 24, 2021, Merger Sub, a wholly owned subsidiary of LWAC, merged with and into eFFECTOR, with eFFECTOR surviving the Merger as a wholly owned subsidiary of LWAC. After giving effect to the Merger, the Combined Company directly owns all of the issued and outstanding equity interests of eFFECTOR, and the pre-Merger stockholders of eFFECTOR hold a portion of the Combined Company’s common stock.

As a result of the Merger Agreement, eFFECTOR’s equityholders received an aggregate number of shares of LWAC common stock equal to $340.0 million divided by $10.00, or 34,000,000 shares. The final conversion ratio used to calculate the final Merger Consideration was approximately 0.0966, resulting in 29,971,233 shares issued for all outstanding eFFECTOR common stock and preferred stock, 50,529 net shares issued after outstanding eFFECTOR warrants were exercised on a cashless basis, and options to purchase 3,920,657 shares issued for eFFECTOR’s underlying vested and unvested, unexercised options outstanding. In connection with the closing of the Business Combination, certain investors agreed to subscribe for and purchase an aggregate of $60.7 million of common stock of Combined Entity (the “PIPE Investment”).

The following summarizes the number of Combined Company Class A common stock outstanding following the consummation of the Business Combination, PIPE investment and the automatic cashless exercise of eFFECTOR warrants:

	Shares	%
eFFECTOR Stockholders	30,021,762	73.8%
LWAC Stockholders	521,358	1.3%
LWAC Founders	4,056,250	10.0%
PIPE Investors	6,070,003	14.9%

Total	40,669,373	100%

Note 2 — Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with SEC Regulation S-X Article 11, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the SEC on May 21, 2020 (“Article 11”). The historical financial information of LWAC and eFFECTOR has been adjusted in the unaudited pro forma condensed combined financial information to reflect transaction accounting adjustments related to the Business Combination, including the related PIPE, in accordance with GAAP.

The Business Combination will be accounted for as a reverse recapitalization because eFFECTOR has been determined to be the accounting acquirer under FASB ASC Topic 805, Business Combinations. The determination is primarily based on the evaluation of the following facts and circumstances taken into consideration:

•	The pre-Business Combination stockholders of eFFECTOR hold the majority of voting rights in the Combined Company;

•	The pre-Business Combination stockholders of eFFECTOR have the right to appoint the majority of directors to the Combined Company’s Board of Directors

•	Senior management of eFFECTOR comprise the senior management of the Combined Company; and

•	The operations of eFFECTOR comprise the only ongoing operations of the Combined Company.

Under the reverse recapitalization model, the Business Combination will be treated as eFFECTOR issuing equity for the net assets of LWAC, with no goodwill or intangible assets recorded.

If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma combined financial information will be different.

The Combined Entity entered into new equity awards with its employees upon the consummation of the Business Combination. The terms of these new equity awards were not changed or amended from the original awards. Accordingly, no effect was given to the unaudited pro forma combined financial information for the new awards.

The unaudited pro forma combined financial information does not reflect the income tax effects of the pro forma adjustments.

Note 3 — Transaction Accounting Adjustments

Adjustments to the Unaudited Pro Forma Condensed Combined Financial Position as of June 30, 2021

The transaction accounting adjustments included in the unaudited pro forma condensed combined financial position as of June 30, 2021 are as follows:

(a)	Cash released from trust

Adjustment to transfer $175.0 million of marketable securities held by LWAC in trust and converted into cash resources upon close of the Business Combination. Represents the impact of the Business Combination on the cash balance of the Combined Company. Refer to adjustment (f) below for the impact of redemptions.

(b)	Deferred underwriter commission

Adjustment relates to the payment of deferred underwriting commission of $3.3 million related to the January 12, 2021 IPO of LWAC that was incurred upon closing of the Business Combination, recognized as a decrease in cash and a decrease deferred underwriting commissions liability. The remaining deferred underwriting fee of $3.3 million was conceded by the underwriter, resulting in an additional offset to additional paid-in capital.

(c)	Transaction costs

Adjustment to decrease cash by $9.9 million and additional paid-in capital for the direct and incremental transaction costs of $6.8 million incurred to complete the Business Combination. Adjustment includes $2.8 million of transaction costs that are not direct or incremental to the Business Combination incurred by LWAC, of which $1.9 million is recorded in the historical financial statements of LWAC as of June 30, 2021, and $0.9 million is reflected as a pro forma adjustment at note (cc). Adjustment also includes $0.3 million of transaction costs that are not direct or incremental to the Business Combination incurred by eFFECTOR, which is recorded in the historical financial statements of eFFECTOR as of June 30, 2021. The direct and incremental transaction costs are comprised of investment banker, legal, audit, tax, accounting and listing fees. Adjustment includes a reduction of accounts payable by $1.4 million and a reduction of accrued expenses by $2.6 million for transaction costs that were included in accounts payable and accrued expenses as of June 30, 2021. Adjustment also includes a reduction of other assets by $2.2 million for direct and incremental transaction costs that were capitalized on eFFECTOR’s balance sheet as of June 30, 2021.

(d)	Automatic conversion of LWAC Class B common stock into Class A common stock

Adjustment of $0.5 thousand relates to the conversion of 4,511,250 LWAC Class B common stock with a par value of $0.0001 into Class A common stock with a par value of $0.0001 on a one-to-one basis.

(e)	Reclassification of LWAC Class A common stock subject to possible redemption

This adjustment relates to the reclassification of 15,663,075 LWAC Class A common stock subject to redemption, with a par value of $0.0001 into 15,663,075 Class A common stock, resulting in increase in LWAC Class A common stock par value of approximately $2,000 and an increase of additional paid-in capital of $156.6 million.

(f)	LWAC Class A common stock redeemed

To record redemption of 16,978,642 LWAC Class A common stock shares at a redemption price of $10.00 per share. The adjustment reduces cash by $169.8 million, additional paid in capital by $169.8 million, and the Combined Company’s common stock by $2 thousand for the par value of the shares.

(g)	Conversion of eFFECTOR Preferred Stock into eFFECTOR common stock

This adjustment of $30 thousand relates to the conversion of 294,636,237 shares of eFFECTOR Preferred Stock with a par value of $0.0001 into eFFECTOR common stock on a one-to-one basis, resulting in an increase in eFFECTOR common stock par value of $29 thousand and an increase in additional paid-in-capital of $133.2 million.

(h)	Conversion of eFFECTOR common stock into LWAC common stock

The Business Combination is accounted for as a “reverse recapitalization” in accordance with GAAP. Under this method of accounting, eFFECTOR is treated as the accounting acquirer (legal acquiree) while LWAC is the accounting acquiree (legal acquirer) for financial reporting purposes. This determination is primarily based on the fact that subsequent to the Business Combination, the existing shareholders of eFFECTOR have the majority of the voting power of the combined company, eFFECTOR is able to appoint a majority of the governing body of the combined company, and eFFECTOR’s senior management comprise all of the senior management of the combined company. Accordingly, for accounting purposes, the Business Combination is treated as a reverse recapitalization with eFFECTOR issuing shares for the net assets of LWAC, accompanied by a recapitalization. The net assets of LWAC are stated at historical costs. No goodwill or other intangible assets is recorded. The pro forma adjustment of the reverse recapitalization is as follows:

•	An adjustment to eliminate LWAC’s accumulated deficit of approximately $4.7 million and eliminate eFFECTOR’s common stock par value balance of $31 thousand.

•

Using the final Exchange Ratio of approximately 0.0966, the total number of the Combined Company’s common stock issued to eFFECTOR shareholders is approximately 29,913,777. Based on a par value of $0.0001, the adjustment to the Combined Company’s common stock par value balance is approximately $3 thousand. The 29,913,777 shares issued to eFFECTOR shareholders is calculated by applying the Exchange Ratio to the outstanding common and preferred stock of eFFECTOR as of June 30, 2021. As of that date, there were 15,123,995 and 294,636,237 shares of common and preferred stock outstanding, respectively, which convert into 1,460,535 and 28,453,242 shares of the Combined Company’s common stock, respectively. Refer to the table below.

eFFECTOR outstanding common stock	15,123,995
Number of shares to be issued in connection with eFFECTOR preferred stock conversion into eFFECTOR common stock	294,636,237

Total eFFECTOR common stock before exchange	309,760,232

x: Exchange Ratio (approximate)	0.0966
Total number of Class A common shares held by eFFECTOR stockholders post Merger	29,913,777

(i)	PIPE Financing

Reflects an adjustment related to the subscription for LWAC Class A common stock. LWAC entered into Subscription Agreements, pursuant to which the PIPE investors purchased 6,070,003 shares of LWAC Class A common stock at a price of $10.00 per share. This is recognized as an increase of $60.7 million to cash, approximately $1 thousand to LWAC Class A common stock par value based on the $0.0001 par value per share, and $60.7 million to additional paid-in capital.

(j)	UCSF Payment

Adjustment relates to required payment to UCSF of $1.0 million related to the July 12, 2021 Amendment to Exclusive License Agreement between eFFECTOR and UCSF that was triggered as a result of the Business Combination. This is recognized as a decrease of $1.0 million to cash and a corresponding increase to accumulated deficit.

(k)	Reclassification of financial statement line items

Adjustment relates to the reclassification of financial statement line items on the pro forma condensed combined statement of financial position to ensure presentation alignment with the LWAC financial statements.

(l)	Exercise of eFFECTOR Warrants

Adjustment reflects the automatic exercise of the outstanding eFFECTOR Warrants. Upon consummation of the Business Combination, the outstanding warrants were automatically exercised on a cashless basis.

•	An adjustment to reclassify the warrant liability to additional paid-in capital of $0.8 million.

•

Using an Exchange Ratio of approximately 0.0966, the total outstanding eFFECTOR Warrants were cashless exercised, and 50,529 shares of LWAC Class A common stock were issued. Based on a par value of $0.0001, the adjustment to the Combined Company’s common stock par value balance was $5 with a decrease in additional paid-in-capital of the same amount.

(m)	Reclassification LWAC Public Warrants from liability to equity

Adjustment relates to the reclassification of the LWAC Public Warrants from liability. Reduction of warrant liability balance by $5.8 million, which represents the fair value of the LWAC Public Warrants at June 30, 2021, with an offsetting increase to additional paid-in-capital for the same amount.

(n)	Earn-Out liability

Adjustment reflects the preliminary estimated fair value of the Earn-Out Shares contingently issuable to eligible eFFECTOR stockholders. The preliminary fair value was determined based on information available as of the date of these unaudited pro forma condensed combined financial information. Refer to Note 4 for more information.

(o)	Cumulative pro forma adjustments to accumulated deficit

Relates to the cumulative pro forma adjustments to the condensed combined statement of loss and comprehensive loss which impact the pro forma accumulated deficit, excluding adjustments for the UCSF payment described in note (j) above and the $2.8 million transaction costs incurred by LWAC as described in note (c) above, which are reflected separately.

(p)	Forfeiture of Founder shares

Adjustment relates to the forfeiture of 1,000,000 LWAC founder shares resulting in a reduction of Class A common stock by $100 for the par value of the shares and an offsetting increase in additional paid-in capital of $100.

Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended June 30, 2021 and the year ended December 31, 2020

The transaction accounting adjustments included in the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 are as follows:

(aa)	Exclusion of interest income

Represents elimination of interest earned on cash and securities held in Trust Account.

(bb)	Change in value of outstanding warrants

Reflects the elimination of the change in fair value related to the eFFECTOR Series C convertible Preferred Stock warrant liability and the LWAC Public Warrants as a result of eFFECTOR warrants being automatically cashless exercised upon consummation of the Business Combination and LWAC Public Warrants being exchanged for warrants to purchase shares of the Combined Company’s common stock.

(cc)	Transaction costs

Reflects transaction costs that are not direct or incremental to the Business Combination incurred by LWAC.

(dd)	Reclassification of financial statement line items

Adjustment related to the reclassification of financial statement line items on the pro forma condensed combined statement of loss and comprehensive loss to ensure presentation alignment with the LWAC financial statements.

(ee)	Earnout shares contingently issuable to eFFECTOR option holders

Reflects the estimated compensation expense associated with the Earn-Out Shares contingently issuable to holders of eFFECTOR stock options. The preliminary estimated fair value was determined based on information available as of the date of this unaudited pro forma condensed combined financial information. The actual fair value of the incremental compensation is subject to change as additional analyses are performed and such changes could be material once the final valuation is determined. Refer to Note 4 for more information.

(ff)	UCSF Payment

Adjustment relates to required payment to UCSF of $1.0 million related to the July 12, 2021 Amendment to Exclusive License Agreement between eFFECTOR and UCSF that was triggered as a result of the Business Combination.

(gg)	Calculation of the weighted-average shares outstanding:

Year Ended December 31, 2020
Historical eFFECTOR weighted-average shares of common stock outstanding	14,606,544
Impact of eFFECTOR’s convertible preferred stock assuming conversion as of January 1, 2020	294,636,237
Impact of eFFECTOR’s warrants assuming automatic cashless exercise as of January 1, 2020	523,232

Total	309,766,013

Application of Exchange Ratio to historical eFFECTOR weighted-average shares outstanding	0.0966
Adjusted eFFECTOR weighted-average shares outstanding	29,914,335

LWAC Class B common stockholders (1)	2,661,250
PIPE investors	6,070,003

Weighted average shares outstanding, basic	38,645,588

Dilutive impact of eFFECTOR stock options	2,948,198

Weighted average shares outstanding, diluted	41,593,786

Six Months Ended June 30, 2021
Historical eFFECTOR weighted-average shares of common stock outstanding	14,990,514
Impact of eFFECTOR’s convertible preferred stock assuming conversion as of January 1, 2020	294,636,237
Impact of eFFECTOR’s warrants assuming automatic cashless exercise as of January 1, 2020	523,232

Total	310,149,983

Application of Exchange Ratio to historical eFFECTOR weighted-average shares outstanding	0.0966
Adjusted eFFECTOR weighted-average shares outstanding	29,951,416
LWAC public shareholders (2)	4,211,061
PIPE investors	6,070,003

Weighted average shares outstanding, basic and diluted	40,232,480

(1)

Calculated as 3,961,250 weighted average shares outstanding of Class B non-redeemable common stock; less (i) 1,000,000 Founder shares forfeited; and (ii) 300,000 Founder shares subject to forfeiture under earn-out provisions.

(2)

Calculated as the sum of the following: (i) 4,989,703 weighted average shares outstanding of Class A and Class B non-redeemable common stock; and (ii) 17,500,000 weighted average shares outstanding of Class A redeemable common stock; less (i) 16,978,642 shares redeemed; (ii) 1,000,000 Founder shares forfeited; and (iii) 300,000 Founder shares subject to forfeiture under earn-out provisions.

Note 4 — Earn-Out Shares

In accordance with the Merger Agreement, 5,000,000 shares are contingently issuable to eFFECTOR stockholders and option holders upon the occurrence of the Triggering Event, defined within the Merger Agreement as the date on which the common stock price equals or exceeds $20.00 over at least 20 trading days out of 30 consecutive trading day period for the two-year period following the close date of the Business Combination. The stockholders and option holders will be eligible to receive approximately 4,425,865 and 574,135 earnout shares, respectively, based on the current fully diluted cap table of eFFECTOR. The preliminary fair value of the earnout shares is approximately $4.31 per share.

eFFECTOR Shareholders

The contingent obligation to issue Earn-Out Shares to existing eFFECTOR shareholders is expected to be accounted for as liability classified instruments because the Triggering Event that determines the issuance of the Earn-Out Shares include terms that are not solely indexed to the common stock of the Combined Company. The preliminary estimated fair value of the shareholder Earn-Out Shares is approximately $19.1 million.

The preliminary estimated fair value of the Earn-Out Shares was determined using a Monte Carlo simulation valuation model using a distribution of potential outcomes on a monthly basis over the Earn-Out Period using the most reliable information available. Assumptions used in the valuation were as follows:

Fair value of common stock	$9.70
Selected volatility	56.4%
Risk-free interest rate	0.2%
Expected term (in years)	2.3
Expected dividend yield	—

The actual fair value of the Earn-Out Shares and related accounting is subject to change as additional information becomes available and additional analyses are performed and such changes could be material.

eFFECTOR Option Holders

The contingent obligation to issue Earn-Out Shares to existing eFFECTOR option holders falls within the scope of ASC 718, Share-based Compensation, because the option holders are required to continue providing service until the occurrence of the Triggering Event. The preliminary estimated fair value of the option holder Earn-Out Shares is approximately $2.5 million, which will be recorded as share-based compensation over the derived service period of 0.92 years following the consummation of the Business Combination.

The preliminary estimated fair value of the option holder Earn-Out Shares was determined using a Monte Carlo simulation valuation model using a distribution of potential outcomes on a monthly basis over the Earn-Out Period using the most reliable information available. Assumptions used in the valuation were as follows:

Fair value of common stock	$9.70
Selected volatility	56.4%
Risk-free interest rate	0.2%
Expected term (in years)	2.3
Expected dividend yield	—

The actual fair value of the option holder Earn-Out Shares and related accounting is subject to change as additional information becomes available and additional analyses are performed and such changes could be material.